UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this Report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this Report.

On January 22, 2009, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended December 27, 2008 and for the fiscal year then ended in a press release that is attached hereto as Exhibit 99.1.

To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures of non-GAAP net loss, non-GAAP operating loss and non-GAAP gross margin.

To derive non-GAAP net loss for the fourth fiscal quarter of 2008, the Company excluded the loss from discontinued operations, the impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI Technologies, Inc. (“ATI”) on October 24, 2006, an incremental write-down of inventory, marketable securities net impairment charges, the amortization of acquired intangible assets and integration and other charges related to the ATI acquisition, certain restructuring charges, The Foundry Company formation costs, and a gain from the Company’s repurchase of debt. To derive non-GAAP net loss for the fourth fiscal quarter of 2007, the Company excluded the loss from discontinued operations, the impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI, marketable securities net impairment charges, the amortization of acquired intangible assets and integration and other charges primarily related to the ATI acquisition, the tax benefit from ATI acquisition-related charges and The Foundry Company formation costs. To derive non-GAAP net loss for the third fiscal quarter of 2008, the Company excluded the loss from discontinued operations, the impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI, process technology license revenue, marketable securities net impairment charges, the amortization of acquired intangible assets and integration and other charges related to the ATI acquisition, certain restructuring charges and The Foundry Company formation costs.

To derive non-GAAP net loss for the fiscal year of 2008, the Company excluded the loss from discontinued operations, the impairment of goodwill and acquired intangible assets related to the ATI acquisition, an incremental write-down of inventory, process technology license revenue, a gain on sale of 200 millimeter equipment, marketable securities net impairment charges, the amortization of acquired intangible assets and integration and other charges related primarily to the ATI acquisition, certain restructuring charges, The Foundry Company formation costs, and a gain from the Company’s repurchase of debt. To derive non-GAAP net loss for the fiscal year of 2007, the Company excluded the loss from discontinued operations, the impairment of goodwill and acquired intangible assets related to the ATI acquisition, marketable securities net impairment charges, the amortization of acquired intangible assets and integration and other charges related primarily to the ATI acquisition, a tax benefit from ATI acquisition-related charges, The Foundry Company formation costs, cost of fair value adjustment of acquired inventory and debt issuance charges.

To derive non-GAAP operating loss for the fourth fiscal quarter of 2008, the Company excluded the impairment of goodwill and acquired intangible assets related to the ATI acquisition, an incremental write-down of inventory, the amortization of acquired intangible assets and integration and other charges related to the ATI acquisition, certain restructuring charges and The Foundry Company formation costs. To derive non-GAAP operating loss for the fourth fiscal quarter of 2007, the Company excluded the impairment of goodwill and acquired intangible assets related to the ATI acquisition, the amortization of acquired intangible assets and integration and other charges primarily related to the ATI acquisition, and The Foundry Company formation costs. To derive non-GAAP operating loss for the third fiscal quarter of 2008, the Company excluded the impairment of goodwill and acquired intangible assets related to the ATI acquisition, process technology license revenue, the amortization of acquired intangible assets and integration and other charges related to the ATI acquisition, certain restructuring charges and The Foundry Company formation costs.

To derive non-GAAP operating loss for the fiscal year of 2008, the Company excluded the impairment of goodwill and acquired intangible assets related to the ATI acquisition, an incremental write-down of inventory, process technology license revenue, a gain on sale of 200 millimeter equipment, the amortization of acquired intangible assets and integration and other charges related primarily to the ATI acquisition, certain restructuring charges, and The Foundry Company formation costs. To derive non-GAAP operating loss for the fiscal year of 2007, the Company excluded the impairment of goodwill and acquired intangible assets related to the ATI acquisition, the amortization of acquired intangible assets and integration and other charges related primarily to the ATI acquisition, The Foundry Company formation costs and cost of fair value adjustment of acquired inventory.

To derive non-GAAP gross margin for the fourth fiscal quarter of 2008, the Company excluded an incremental write-down of inventory. To derive non-GAAP gross margin for the third fiscal quarter of 2008, the Company excluded process technology license revenue.

To derive non-GAAP gross margin for the fiscal year of 2008, the Company excluded an incremental write-down of inventory and process technology license revenue. To derive non-GAAP gross margin for the fiscal year of 2007, the Company excluded the cost of fair value adjustment of acquired inventory.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Discontinued operations: As part of the Company’s strategy of evaluating the viability of its non-core business, the Company previously determined that its Handheld and DTV business units were not directly aligned with its computing and graphics opportunities. Therefore, the Company decided to divest these business units and classify them as discontinued operations in the financial statements presented. During the fourth fiscal quarter of 2008, the Company determined that the discontinued operation classification criteria for the Handheld business unit were no longer met. Accordingly, the results of the Handheld business unit were reclassified from discontinued operations to continuing operations, and prior periods were recast to conform to current period presentation. In the fourth fiscal quarter of 2008, AMD completed the sale of its DTV business unit to Broadcom Corporation for $141.5 million in cash. In the first fiscal quarter of 2009, AMD completed the sale of technology assets, intellectual property and resources of its Handheld business unit to Qualcomm for $65 million in cash.

ATI impairment of goodwill and acquired intangible assets: As a result of the Company’s goodwill impairment analysis and the analysis of impairment on acquired intangible assets, the Company concluded that a portion of their carrying values were impaired. The Company believes these charges are not indicative on ongoing performance and consequently excluded the effect of these charges from its GAAP net loss and its GAAP operating income (loss).

Incremental write-down of inventory: During the fourth fiscal quarter of 2008, the Company recorded an incremental write-down of inventory when compared to the third fiscal quarter of 2008 due to weak market conditions. The Company excluded this write-down from GAAP net loss, GAAP operating income (loss) and GAAP gross margin for the fourth fiscal quarter of 2008 and the fiscal year of 2008 due to the challenging market conditions.

Process technology license revenue: The Company excluded the effect of this item from its GAAP net loss, operating income (loss) and gross margin for the third fiscal quarter of 2008 and the fiscal year of 2008, as $191 million is an unusually large amount of technology license revenue for one fiscal quarter.

Gain on sale of 200 millimeter equipment: In the second fiscal quarter of 2008, the Company recognized a gain of $193 million in connection with sales of certain 200 millimeter wafer fabrication tools. The Company excluded the effect of this item from its GAAP net loss and operating income (loss) for the fiscal year of 2008 as it is not indicative of ongoing operating performance.

Marketable securities net impairment charges: For the fourth fiscal quarter of 2008, these charges were comprised of a $32 million charge consisting of $20 million related to the Company’s investment in Spansion Inc. and $12 million related to the Company’s investment in auction rate securities, offset by an $11 million gain on a put option on certain auction rate securities. For the third fiscal quarter of 2008, these charges consisted of a $9 million charge related to the Company’s investment in Spansion Inc. For the fourth fiscal quarter of 2007, these charges consisted of a $69 million charge related to the Company’s investment in Spansion Inc. For the fiscal year of 2008 these charges were comprised of $77 million in charges consisting of $53 million in charges related to the Company’s investment in Spansion, Inc. and $24 million in charges related to the Company’s investment in auction rate securities, offset by an $11 million gain on a put option on certain auction rate securities. For the fiscal year of 2007 these charges consisted of $111 million in charges related to the Company’s investment in Spansion Inc. The Company excluded the effect of these charges from its GAAP net loss as it is not indicative of ongoing operating performance.

Amortization of acquired intangible assets, integration and other charges: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These primarily consisted of the amortization expense of acquired intangible assets and charges incurred in connection with integrating the two companies. In the fiscal year of 2007, the Company incurred severance charges for workforce reductions as a result of the Company’s cost cutting efforts. The Company believes that the exclusion of these amounts enables investors to better evaluate its current operating performance compared with prior periods.

Restructuring charges: The restructuring charges relate to restructuring plans implemented by the Company during the second and fourth fiscal quarters of 2008 to reduce its breakeven point. The plans primarily involve the termination of employees. In addition the restructuring plan implemented in the fourth fiscal quarter of 2008 involves additional cost reduction actions that either have taken place during the fourth fiscal quarter of 2008 or will take place in 2009. The restructuring charges for the restructuring plan implemented during the second fiscal quarter of 2008 represent primarily severance and costs related to the continuation of certain employee benefits and the costs related to the termination of a contract. The restructuring charges for the restructuring plan implemented during the fourth fiscal quarter of 2008 represent primarily severance and costs related to the continuation of certain employee benefits, contract or program termination costs, asset impairments and exit costs for facility site consolidations and closures. For the third fiscal quarter of 2008, these restructuring charges totaled $9 million, and for the fourth fiscal quarter of 2008, restructuring charges were $50 million. For the fiscal year of 2008 these restructuring charges were $90 million. The Company excluded the effect of this item from GAAP net loss and operating income (loss) as it is not indicative of ongoing performance.

Tax benefit from ATI acquisition-related charges: The Company excluded the effect of this item from its GAAP net loss for the fourth fiscal quarter of 2007 and the fiscal year of 2007 as it is not indicative of ongoing performance. The excluded tax benefit relates to the tax credits recognized in connection with the ATI acquisition-related charges.

The Foundry Company formation costs: The Company has incurred certain costs to execute its asset smart strategy to form The Foundry Company joint venture. The Company excluded the effect of these costs from GAAP net loss and GAAP operating (income) loss for the fourth fiscal quarter of 2008, the fourth fiscal quarter of 2007, the third fiscal quarter of 2008, and the fiscal year of 2008 and the fiscal year of 2007 as these costs are not indicative of ongoing operating performance.

Gain on debt buyback: During the fourth fiscal quarter of 2008 the Company repurchased $60 million of its 6.00% convertible senior notes due 2015 at 34% of par resulting in a gain on the debt buyback of $39 million. The Company excluded this gain from GAAP net loss for the fourth fiscal quarter of 2008 and the fiscal year of 2008 as it is not indicative of ongoing operating performance.

Cost of fair value adjustment of acquired inventory: The Company incurred these costs in connection with the ATI acquisition which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These costs were excluded from GAAP net loss, GAAP operating income (loss) and GAAP gross margin for the fiscal year of 2007.

Debt issuance charges: These charges relate to the write-off of unamortized debt issuance fees upon redemption of certain Company debt and are not indicative of ongoing performance. These costs were excluded from GAAP net loss for the fiscal year of 2007.

The Company’s management believes this non-GAAP presentation will aid investors by presenting current and historical results in a form that makes it easier to compare current period operating results with historical operating results.

In addition, the Company presented “Adjusted EBITDA” in the financial schedules to the earnings release. In the financial schedules, Adjusted EBITDA was determined by adjusting income (loss) from continuing operations for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense and taxes.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures.

The Company calculated and communicated Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss) or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Item 8.01	Other Events.

On January 20, 2009 the Company received a letter from Intel Corporation (“Intel”) relating to the 1976 and 2001 Patent Cross License Agreement between the Company and Intel (the “Cross-Licenses”). In the letter, Intel requests a meeting with the Company to discuss whether The Foundry Company qualifies as a licensed “Subsidiary” under the Cross-Licenses, whether the creation of The Foundry Company is a breach of the provisions of one of the Cross-Licenses and whether either the transaction establishing The Foundry Company or the Company’s 2006 acquisition of ATI constituted a change of control of the Company under the Cross-Licenses.

The Company strongly believes that The Foundry Company qualifies as a “Subsidiary” under the Cross-Licenses, that the creation of The Foundry Company is not a breach of the provisions of either of the Cross-Licenses and that neither the transaction establishing The Foundry Company nor the Company’s acquisition of ATI constituted a change of control of the Company under the Cross-Licenses.

Additional Information and Where to Find It

AMD has filed a proxy statement pursuant to which AMD’s board of directors is soliciting proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the proxy statement and other relevant documents filed with the SEC because they contain important information. The proxy statement is publicly available and AMD anticipates disseminating the proxy statement to its stockholders on or about January 23, 2009. Security holders may obtain a free copy of the proxy statement and other documents filed by AMD with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000.

AMD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from AMD’s stockholders with respect to the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement. Information regarding such executive officers and directors is included in AMD’s Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the SEC on March 14, 2008, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000. Certain executive officers and directors of AMD have interests in the transaction that may differ from the interests of AMD stockholders generally. These interests are described in the proxy statement pursuant to which AMD’s board of directors is soliciting proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated January 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 22, 2009.